Exhibit 99.1

Vistra Reports Second Quarter 2025 Results

Earnings Release Highlights

•	GAAP second quarter 2025 Net Income of $327 million and Cash Flow from Operations of $1,171 million.

•	Net Income from Ongoing Operations[1] of $370 million and Ongoing Operations Adjusted EBITDA[1] of $1,349 million.

•	Reaffirmed 2025 Ongoing Operations Adjusted EBITDA[1] and Ongoing Operations Adjusted FCFbG[1] guidance ranges of $5.5 billion to $6.1 billion and $3.0 billion to $3.6 billion, respectively.

•

Executed definitive agreement to acquire seven natural gas facilities, totaling ~2,600 MW of capacity, from Lotus Infrastructure Partners, which will further geographically diversify our natural gas fleet.

•	Increased midpoint opportunity[2] for 2026 Ongoing Operations Adjusted EBITDA[1] to more than $6.8 billion, excluding any potential benefit from assets to be acquired from Lotus Infrastructure Partners.

•	Received approval from the Nuclear Regulatory Commission to extend the operating license of Perry Nuclear Power Plant for an additional 20 years, through 2046.

IRVING, Texas, Aug. 7, 2025 — Vistra Corp. (NYSE: VST) today reported its second quarter 2025 financial results and other highlights.

“With power demand rising, our team at Vistra remains steadfast in our commitment to reliably power American homes and businesses, providing a critical foundation for the U.S. economy,” said Jim Burke, president and CEO of Vistra. “This quarter, we solidified several opportunities to expand our generation capacity and capabilities for decades to come, including through the execution of a definitive agreement to acquire a 2,600-MW natural gas generation fleet spanning the PJM, New England, New York, and California electricity markets, and through NRC approval of a license extension through 2046 for our Perry Nuclear Power Plant in Ohio. Now, each of Vistra’s six nuclear reactors are licensed to operate for a total of 60 years.”

“In addition, the team’s focus on our core business operations through our integrated business model resulted in solid second quarter results, throughout a variety of pricing and weather conditions. The performance year-to-date and the forecast we see for the remainder of 2025 provide increasing confidence in our reiterated 2025 guidance ranges and our increased 2026 midpoint opportunity. We look forward to continuing the momentum and executing on the remainder of the year ahead,” Burke concluded.

Vistra – Press Release

August 7, 2025, Page 2

Summary of Financial Results for the Three and Six Months Ended June 30, 2025 and 2024

(Unaudited) (Millions of Dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)	$327	$467	$59	$485
Ongoing operations net income (loss)	$370	$498	$170	$541
Ongoing operations Adjusted EBITDA	$1,349	$1,412	$2,589	$2,222
Adjusted EBITDA by Segment
Retail	$756	$789	$940	$761
Texas	$142	$242	$632	$671
East	$418	$345	$932	$713
West	$49	$58	$111	$113
Corporate and Other	$(16)	$(22)	$(26)	$(36)
Asset Closure	$(17)	$(24)	$(41)	$(44)

For the quarter ended June 30, 2025, Vistra reported Net Income of $327 million, Net Income from Ongoing Operations1 of $370 million, and Ongoing Operations Adjusted EBITDA1 of $1,349 million. Net Income for the second quarter 2025 decreased by $(140) million compared to the second quarter 2024, driven primarily by higher plant outage expense, including Martin Lake Unit 1 and Moss Landing, and an increase in depreciation and amortization due primarily to an increase in capital additions. Ongoing Operations Adjusted EBITDA1 for the second quarter 2025 decreased by $(63) million compared to the second quarter 2024, driven primarily by higher plant outage costs.

Guidance

($ in millions)	Reaffirmed 2025 Guidance Ranges
Ongoing Operations Adjusted EBITDA	$5,500 - $6,100
Ongoing Operations Adjusted FCFbG	$3,000 - $3,600

As of Aug. 1, 2025, Vistra had hedged approximately 100% of its expected generation volumes for 2025 and approximately 95% for 2026. The company’s comprehensive hedging program supports the reaffirmed 2025 guidance ranges and increased Ongoing Operations Adjusted EBITDA1 midpoint opportunity2 of more than $6,800 million for 2026, excluding any potential benefit from assets to be acquired from Lotus Infrastructure Partners.

Vistra – Press Release

August 7, 2025, Page 3

Share Repurchase Program

As of Aug. 1, 2025:

•	Vistra executed ~$5.4 billion in share repurchases since November 2021.

•	Vistra had ~339 million shares outstanding, representing a ~30% reduction of the amount of shares outstanding on Nov. 2, 2021.

•	~$1.4 billion dollars of the share repurchase authorization remained available, which we expect to complete by year end 2026.

Clean Energy Investments

Vistra continues to strategically and cost-effectively grow its fleet of zero-carbon resources, focusing on nuclear, solar, and energy storage. During the second quarter, the company advanced these efforts by:

•	Receiving approval to extend operations of our 1,268-MW Perry Nuclear Power Plant (PJM) for an additional 20 years, through 2046.

•

Beginning construction on our third Illinois Coal to Solar & Energy Storage Initiative project; Newton Solar & Energy Storage Facility (MISO), located onsite at our Newton Power Plant, will have a capacity of 52-MW solar/ 2-MW storage.

•	Obtaining a power purchase agreement and advancing construction at Deer Creek Solar & Energy Storage Facility (CAISO), 50-MW solar/50-MW storage, with commercial operations expected mid-2026.

•

Progressing with construction in support of two power purchase agreements at new solar facilities, together totaling over 600 MW, with two of the world’s leading technology companies – 200 MW with Amazon in Texas (ERCOT) and 405 MW with Microsoft in Illinois (MISO).

Liquidity

As of June 30, 2025, Vistra had total available liquidity of approximately $2,618 million, including cash and cash equivalents of $458 million, $2,160 million of availability under its corporate revolving credit facility, and no availability under its commodity-linked revolving credit facility. Available capacity under the commodity-linked revolving credit facility reflects the borrowing base of $861 million and excludes $889 million of commitments under the facility that were not available to be drawn as of June 30, 2025.

Vistra – Press Release

August 7, 2025, Page 4

Earnings Webcast

Vistra will host a webcast today, Aug. 7, 2025, beginning at 9 a.m. ET (8 a.m. CT) to discuss these results and related matters. The live webcast and the accompanying slides that will be discussed on the call can be accessed via Vistra’s website at www.vistracorp.com under “Investor Relations” and then “Events & Presentations.” Participants can also listen by phone by registering here prior to the start time of the call to receive a conference call dial-in number. A replay of the webcast will be available on Vistra’s website for one year following the live event.

About Vistra

Vistra (NYSE: VST) is a leading Fortune 500 integrated retail electricity and power generation company based in Irving, Texas, that provides essential resources to customers, businesses, and communities from California to Maine. Vistra is a leader in transforming the energy landscape, with an unyielding focus on reliability, affordability, and sustainability. The company safely operates a reliable, efficient power generation fleet of natural gas, nuclear, coal, solar, and battery energy storage facilities while taking an innovative, customer-centric approach to its retail business. Learn more at

vistracorp.com.

Media

Meranda Cohn

214-875-8004

Media.Relations@vistracorp.com

Analysts

Eric Micek

214-812-0046

Investor@vistracorp.com

1 Ongoing Operations excludes the Asset Closure segment. Net Income (Loss) from Ongoing Operations, Ongoing Operations Adjusted EBITDA, and Ongoing Operations Adjusted Free Cash Flow before Growth are non-GAAP financial measures. Any reference to “Ongoing Operations Adjusted FCFbG” is a reference to Ongoing Operations Adjusted Free Cash Flow before Growth. See the “Non-GAAP Reconciliation” tables for further detail. Total segment information may not tie due to rounding.

2 Midpoint opportunities are not intended to be guidance and represent only our estimate of potential opportunities for Ongoing Operations Adjusted EBITDA in 2026 based on market curves as of August 1, 2025. Actual results could vary and are subject to a number of risks, uncertainties and factors, including power price market movements and our hedging strategy. We have not provided a quantitative reconciliation of Ongoing Operations Adjusted EBITDA opportunities for 2026 to GAAP net income (loss) because we cannot, without unreasonable effort, calculate certain reconciling items with confidence due to the variability, complexity, and limited visibility of the adjusting items that would be excluded from Ongoing Operations Adjusted EBITDA in such out year periods.

Vistra – Press Release

August 7, 2025, Page 5

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time in Vistra’s earnings releases), “Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures (including capital expenditures for growth investments), other net investment activities, and other items described from time to time in Vistra’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from Asset Closure segment), “Net Income (Loss) from Ongoing Operations” (net income less net income from Asset Closure segment), and “Ongoing Operations Adjusted Free Cash Flow before Growth” or “Ongoing Operations Adjusted FCFbG” (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth) are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both Net Income prepared in accordance with GAAP and Adjusted EBITDA. Vistra uses Adjusted Free Cash Flow before Growth as a measure of liquidity and performance, and believes it is a useful metric to assess current performance in the period and that analysis of capital available to allocate for debt service, growth, and return of capital to stockholders is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a measure of liquidity and performance, and Vistra’s management and board of directors have found it informative to view the Asset Closure segment as separate and distinct from Vistra’s ongoing operations. Vistra uses Net Income (Loss) from Ongoing Operations as a non-GAAP measure that is most comparable to the GAAP measure Net Income (Loss) in order to illustrate the company’s Net Income (Loss) excluding the effects of the Asset Closure segment, as well as a measure to compare to Ongoing Operations Adjusted EBITDA. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Corp. (“Vistra”) operates and beliefs of and assumptions made by Vistra’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections including financial condition and cash flows, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations, including potential large load center opportunities (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to: “intends,” “plans,” “will likely,” “unlikely,” “believe,” “confident,” “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” “guidance” and “outlook”), are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra believes that in making any such forward-looking statement, Vistra’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra to execute upon its contemplated strategic, capital allocation, performance, and cost-saving initiatives, including the closing of the acquisition of the natural gas assets from Lotus Infrastructure Partners, and to successfully integrate acquired businesses; (iii) actions by credit ratings agencies; (iv) the severity, magnitude and duration of extreme weather events, contingencies and uncertainties relating thereto, most of which are difficult to predict and many of which are beyond our control, and the resulting effects on our results of operations, financial condition and cash flows; and (v) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by Vistra from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra’s annual report on Form 10-K for the year ended December 31, 2024, and subsequently filed quarterly reports on Form 10-Q.

Vistra – Press Release

August 7, 2025, Page 6

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Vistra – Press Release

August 7, 2025, Page 7

VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited) (Millions of Dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating revenues	$4,250	$3,845	$8,183	$6,899
Fuel, purchased power costs, and delivery fees	(1,974)	(1,597)	(4,421)	(3,313)
Operating costs	(733)	(628)	(1,426)	(1,126)
Depreciation and amortization	(541)	(437)	(1,063)	(840)
Selling, general, and administrative expenses	(419)	(375)	(810)	(726)
Impairment of long-lived assets	(68)	—	(68)	—

Operating income	515	808	395	894
Other income, net	191	59	186	146
Interest expense and related charges	(303)	(241)	(622)	(411)
Impacts of Tax Receivable Agreement	—	—	—	(5)

Net income (loss) before income taxes	403	626	(41)	624
Income tax (expense) benefit	(76)	(159)	100	(139)

Net income	$327	$467	$59	$485
Net income attributable to noncontrolling interest	—	(102)	—	(155)

Net income attributable to Vistra	$327	$365	$59	$330
Cumulative dividends attributable to preferred stock	(47)	(47)	(96)	(96)

Net income (loss) attributable to Vistra common stock	$280	$318	$(37)	$234

Vistra – Press Release

August 7, 2025, Page 8

VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (Millions of Dollars)

	Six Months Ended June 30,
	2025	2024
Cash flows — operating activities:
Net income	$59	$485
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	1,534	1,177
Deferred income tax expense (benefit), net	(128)	115
Impairment of long-lived and other assets	68	—
Unrealized net loss from mark-to-market valuations of commodities	551	130
Unrealized net (gain) loss from mark-to-market valuations of interest rate swaps	74	(58)
Unrealized net gain from nuclear decommissioning trusts	(74)	(55)
Asset retirement obligation accretion expense	66	52
Bad debt expense	87	72
Stock-based compensation expense	46	53
Involuntary conversion gain	(80)	—
Other, net	13	(28)
Changes in operating assets and liabilities:
Margin deposits, net	(368)	433
Accrued interest	(5)	4
Accrued taxes	(56)	(58)
Accrued employee incentive	(145)	(140)
Other operating assets and liabilities	(471)	(674)

Cash provided by operating activities	1,171	1,508

Cash flows — investing activities:
Capital expenditures, including nuclear fuel purchases and LTSA prepayments	(1,458)	(963)
Energy Harbor acquisition (net of cash acquired)	—	(3,065)
Proceeds from sales of nuclear decommissioning trust fund securities	3,024	777
Investments in nuclear decommissioning trust fund securities	(3,035)	(788)
Proceeds from sales of environmental allowances	25	65
Purchases of environmental allowances	(392)	(359)
Insurance proceeds for recovery of damaged property, plant and equipment	173	1
Proceeds from sale of property, plant and equipment, including nuclear fuel	—	129
Other, net	(8)	6

Cash used in investing activities	(1,671)	(4,197)

Cash flows — financing activities:
Issuances of debt	209	2,200
Repayments/repurchases of debt	(757)	(1,106)
Net borrowings (repayments) under accounts receivable financing	375	750
Borrowings under Commodity-Linked Facility	987	500
Repayments under Commodity-Linked Facility	(126)	(500)
Debt issuance costs	—	(32)
Stock repurchases	(589)	(622)

Vistra – Press Release

August 7, 2025, Page 9

VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (Millions of Dollars)

	Six Months Ended June 30,
	2025	2024
Dividends paid to common stockholders	(152)	(150)
Dividends paid to preferred stockholders	(96)	(75)
Dividends paid to noncontrolling interest holders	—	(15)
Tax withholding on stock based compensation	(50)	(11)
Principal payment on forward repurchase obligation	(41)	—
TRA Repurchase and tender offer — return of capital	—	(122)
Other, net	13	(6)

Cash (used in) provided by financing activities	(227)	811

Net change in cash, cash equivalents and restricted cash	(727)	(1,878)
Cash, cash equivalents and restricted cash — beginning balance	1,222	3,539

Cash, cash equivalents and restricted cash — ending balance	$495	$1,661

Vistra – Press Release

August 7, 2025, Page 10

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED JUNE 30, 2025

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$(123)	$863	$120	$(50)	$(440)	$370	$(43)	$327
Income tax expense	—	—	1	—	75	76	—	76
Interest expense and related charges (a)	17	(18)	(8)	(1)	312	302	1	303
Depreciation and amortization (b)	24	197	412	16	20	669	(1)	668

EBITDA before Adjustments	(82)	1,042	525	(35)	(33)	1,417	(43)	1,374
Unrealized net (gain) loss resulting from hedging transactions	841	(900)	(39)	82	—	(16)	—	(16)
Purchase accounting impacts	8	—	9	—	—	17	—	17
Non-cash compensation expenses	—	—	—	—	25	25	—	25
Transition and merger expenses	5	—	—	—	17	22	—	22
Impairment of long-lived assets	—	68	—	—	—	68	—	68
Insurance income (c)	—	(80)	—	—	—	(80)	(21)	(101)
Decommissioning-related activities (d)	—	4	(81)	—	—	(77)	43	(34)
ERP system implementation expenses	3	3	3	—	—	9	1	10
Other, net (e)	(19)	5	1	2	(25)	(36)	3	(33)

Adjusted EBITDA	$756	$142	$418	$49	$(16)	$1,349	$(17)	$1,332

(a)	Includes $26 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $30 million and $92 million, respectively, in the Texas and East segments.
(c)

Includes involuntary conversion gain recognized from Martin Lake incident property damage insurance in the Texas segment and revenues from Moss Landing incident business interruption proceeds in the Asset Closure segment.

(d)	Represents net of all NDT (income) loss of the PJM nuclear facilities and all ARO and environmental remediation expenses.
(e)	Includes the final application of bill credits to large commercial and industrial customers that curtailed their usage during Winter Storm Uri in the Retail segment.

Vistra – Press Release

August 7, 2025, Page 11

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE SIX MONTHS ENDED JUNE 30, 2025

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$1,009	$143	$(370)	$27	$(639)	$170	$(111)	$59
Income tax expense (benefit)	—	—	1	—	(101)	(100)	—	(100)
Interest expense and related charges (a)	35	(32)	(20)	(2)	639	620	2	622
Depreciation and amortization (b)	47	378	808	31	39	1,303	(2)	1,301

EBITDA before Adjustments	1,091	489	419	56	(62)	1,993	(111)	1,882
Unrealized net (gain) loss resulting from hedging transactions	(156)	130	528	50	—	552	(1)	551
Purchase accounting impacts	8	—	23	—	—	31	—	31
Non-cash compensation expenses	—	—	—	—	46	46	—	46
Transition and merger expenses	5	—	1	—	34	40	—	40
Impairment of long-lived assets	—	68	—	—	—	68	—	68
Insurance income (c)	—	(80)	—	—	—	(80)	(21)	(101)
Decommissioning-related activities (d)	—	9	(46)	—	—	(37)	89	52
ERP system implementation expenses	3	3	3	—	—	9	1	10
Other, net (e)	(11)	13	4	5	(44)	(33)	2	(31)

Adjusted EBITDA	$940	$632	$932	$111	$(26)	$2,589	$(41)	$2,548

(a)	Includes $74 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $61 million and $176 million, respectively, in the Texas and East segments.
(c)

Includes involuntary conversion gain recognized from Martin Lake incident property damage insurance in the Texas segment and revenues from Moss Landing incident business interruption proceeds in the Asset Closure segment.

(d)	Represents net of all NDT (income) loss of the PJM nuclear facilities and all ARO and environmental remediation expenses.
(e)	Includes the final application of bill credits to large commercial and industrial customers that curtailed their usage during Winter Storm Uri in the Retail segment.

Vistra – Press Release

August 7, 2025, Page 12

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED JUNE 30, 2024

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$897	$(573)	$518	$119	$(463)	$498	$(31)	$467
Income tax expense	—	—	—	—	159	159	—	159
Interest expense and related charges (a)	16	(12)	(1)	—	237	240	1	241
Depreciation and amortization (b)	31	160	304	14	18	527	7	534

EBITDA before Adjustments	944	(425)	821	133	(49)	1,424	(23)	1,401
Unrealized net (gain) loss resulting from hedging transactions	(162)	656	(460)	(77)	—	(43)	(2)	(45)
Purchase accounting impacts	—	—	(3)	—	—	(3)	—	(3)
Non-cash compensation expenses	—	—	—	—	32	32	—	32
Transition and merger expenses	1	—	—	—	24	25	—	25
Decommissioning-related activities (c)	—	5	(15)	—	—	(10)	—	(10)
ERP system implementation	4	3	3	—	—	10	1	11
Other, net	2	3	(1)	2	(29)	(23)	—	(23)

Adjusted EBITDA	$789	$242	$345	$58	$(22)	$1,412	$(24)	$1,388

(a)	Includes $11 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $26 million and $71 million, respectively, in the Texas and East segments.
(c)	Represents net of all NDT (income) loss, ARO accretion expense for operating assets, and ARO remeasurement impacts for operating assets.

Vistra – Press Release

August 7, 2025, Page 13

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE SIX MONTHS ENDED JUNE 30, 2024

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$1,458	$(909)	$345	$287	$(640)	$541	$(56)	$485
Income tax expense	—	—	—	—	139	139	—	139
Interest expense and related charges (a)	22	(22)	—	—	409	409	2	411
Depreciation and amortization (b)	54	320	537	28	33	972	14	986

EBITDA before Adjustments	1,534	(611)	882	315	(59)	2,061	(40)	2,021
Unrealized net (gain) loss resulting from hedging transactions	(786)	1,260	(131)	(207)	—	136	(6)	130
Purchase accounting impacts	(1)	—	(4)	—	(14)	(19)	—	(19)
Impacts of Tax Receivable Agreement (c)	—	—	—	—	(5)	(5)	—	(5)
Non-cash compensation expenses	—	—	—	—	53	53	—	53
Transition and merger expenses	2	—	6	—	52	60	—	60
Decommissioning-related activities (d)	—	11	(40)	1	—	(28)	—	(28)
ERP system implementation	6	5	5	1	—	17	1	18
Other, net	6	6	(5)	3	(63)	(53)	1	(52)

Adjusted EBITDA	$761	$671	$713	$113	$(36)	$2,222	$(44)	$2,178

(a)	Includes $58 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $52 million and $94 million, respectively, in the Texas and East segments.
(c)	Includes $10 million gain recognized on the repurchase of Tax Receivable Agreement Rights.
(d)	Represents net of all NDT (income) loss, ARO accretion expense for operating assets, and ARO remeasurement impacts for operating assets.

Vistra – Press Release

August 7, 2025, Page 14

VISTRA CORP. - NON-GAAP RECONCILIATIONS 2025 GUIDANCE1

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Corp. Consolidated
	Low	High	Low	High	Low	High
Net income (loss)	$2,310	$2,780	$(90)	$(90)	$2,220	$2,690
Income tax expense	620	750	—	—	620	750
Interest expense and related charges (a)	1,070	1,070	—	—	1,070	1,070
Depreciation and amortization (b)	2,180	2,180	—	—	2,180	2,180
EBITDA before Adjustments	$6,180	$6,780	$(90)	$(90)	$6,090	$6,690

Unrealized net (gain) loss resulting from hedging transactions	(872)	(872)	(2)	(2)	(874)	(874)
Fresh start/purchase accounting impacts	(5)	(5)	—	—	(5)	(5)
Non-cash compensation expenses	135	135	—	—	135	135
Transition and merger expenses	35	35	—	—	35	35
Decommissioning-related activities (c)	48	48	—	—	48	48
ERP system implementation expenses	11	11	—	—	11	11
Interest income	(45)	(45)	—	—	(45)	(45)
Other, net	13	13	2	2	15	15
Adjusted EBITDA guidance	$5,500	$6,100	$(90)	$(90)	$5,410	$6,010

1	Regulation G Table 2025 Guidance prepared as of November 7, 2024, based on market curves as of November 4, 2024.
(a)	Includes $111 million interest on redeemable noncontrolling interest repurchase obligation
(b)	Includes nuclear fuel amortization of $412 million
(c)	Represents net of all NDT (income) loss of the PJM nuclear facilities, ARO accretion expense for operating assets and ARO remeasurement impacts for operating assets.

Vistra – Press Release

August 7, 2025, Page 15

VISTRA CORP. - NON-GAAP RECONCILIATIONS 2025 GUIDANCE1

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Corp. Consolidated
	Low	High	Low	High	Low	High
Cash provided by (used in) operating activities	$4,630	$5,230	$(190)	$(190)	$4,440	$5,040

Capital expenditures including nuclear fuel purchases and LTSA prepayments	(1,221)	(1,221)	—	—	(1,221)	(1,221)
Solar and storage development expenditures	(736)	(736)	—	—	(736)	(736)
Other growth expenditures	(318)	(318)	—	—	(318)	(318)
(Purchase)/sale of environmental allowances	15	15	—	—	15	15
Other net investing activities	(20)	(20)	—	—	(20)	(20)
Free cash flow	$2,350	$2,950	$(190)	$(190)	$2,160	$2,760

Working capital and margin deposits	(74)	(74)	—	—	(74)	(74)
Solar and storage development expenditures	736	736	—	—	736	736
Other growth expenditures	318	318	—	—	318	318
Accrued environmental allowances	(521)	(521)	—	—	(521)	(521)
Purchase/(sale) of environmental allowances	(15)	(15)	—	—	(15)	(15)
Transition and merger expenses	56	56	—	—	56	56
Interest on noncontrolling interest repurchase obligation	111	111	—	—	111	111
ERP implementation expenditures	39	39	—	—	39	39
Adjusted free cash flow before growth guidance	$3,000	$3,600	$(190)	$(190)	$2,810	$3,410

1

Regulation G Table 2025 Guidance prepared as of November 7, 2024, based on market curves as of November 4, 2024. Projected capital expenditures exclude any capex associated with repairs to Martin Lake Unit 1 as a result of the November 2024 fire, as well as any associated property damage insurance recoveries.